UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2007

DTS, Inc.
(Exact name of registrant as specified in its charter)

000-50335
(Commission File Number)

Delaware	77-0467655
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

5171 Clareton Drive
Agoura Hills, California  91301
(Address of principal executive offices, with zip code)

(818) 706-3525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors and Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of DTS, Inc. (the “Company”) approved grants of stock options and restricted stock to certain of the executive officers for whom disclosure was required in the Company’s proxy statement relating to the 2006 annual meeting of stockholders (the “Named Executive Officers”).  Each of the options have an exercise price of $23.99 per share, the closing price of the Company’s common stock on March 6, 2007, the date of grant.  The options vest and become exercisable in equal annual installments on each of the four anniversaries following the date of grant and have a term of 10 years.  The shares of restricted stock also vest in equal annual installments on each of the four anniversaries following the date of grant.  The following table sets forth the number of shares underlying the option grants and the number of shares of restricted stock that were approved for each of such Named Executive Officers on March 6, 2007:

Name	Title	Shares Underlying Options	Shares of Restricted Stock
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	16,000	4,000
Blake A. Welcher	Executive Vice President, Legal and General Counsel	16,000	4,000
Brian D. Towne	Senior Vice President and General Manager, Consumer/Pro Division	8,000	2,000

Additional information regarding the compensation of the Chief Executive Officer (the “CEO”) and the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the Company’s 2006 fiscal year will be set forth in the proxy statement for the Company’s 2007 Annual Meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2007.

On March 6, 2007, the Committee also established performance objectives for payment of incentive bonuses for fiscal 2007 for the Chairman of the Board of Directors, the CEO and certain other of the Company’s executive officers.  The bonus payouts will be based upon a combination of the Company’s achievement of certain revenue and operating income targets and each officer’s achievement of personal performance objectives set by the Committee.  Each officer’s bonus payout will be determined by multiplying their target bonus amount (a fixed percentage of base salary established by the Committee) by (i) a corporate performance multiplier and (ii) an individual performance multiplier.

The corporate performance multiplier will be determined in accordance with a performance payout matrix that assigns a value ranging from 50%, assuming the Company achieves revenue and operating income levels of at least 90% of each respective targeted amount, to 125%, if the Company achieves revenue and operating income levels of 110% or greater of each respective targeted amount.  Each officer’s individual performance multiplier will be determined using a scoring system that correlates to the officer’s achievement of their respective personal performance objectives, as follows:

Individual Performance Multiplier	Performance Relative to Personal Performance Objectives
50% - 90%	Below target goals
100%	Met target goals
110% - 150%	Exceeded target goals

Each officer’s base salary, target bonus payout and maximum bonus payout (determined in accordance with the above formula) are set forth in the table below.

Name	Title	Base Salary	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)
Daniel E. Slusser	Chairman of the Board of Directors	$100,000	100%	187.5%
Jon E. Kirchner	President and Chief Executive Officer	$360,000	100%	187.5%
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	$255,000	50%	93.75%
Blake A. Welcher	Executive Vice President, Legal and General Counsel	$245,000	50%	93.75%

Depending on the Company’s performance and the individual’s performance, the actual bonus payout may be more or less than the targeted bonus amount, but not more than the maximum bonus amount indicated in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.
Date: March 12, 2007	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer